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                                                                     Exhibit 3.1

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                              OF MEDSITE.COM, INC.

                             a Delaware corporation
   (Originally incorporated as Medsite Publishing, Inc. on November 25, 1997)



                                   ARTICLE I.

         The name of this Corporation is Medsite.com, Inc.

                                   ARTICLE II.

         The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, Dover, Delaware 19901, in the County of Kent, and the name of the registered agent at such address is W/K Corporate Services
(DEL), Inc.

                                  ARTICLE III.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as presently in effect or as it may hereafter be amended.

                                   ARTICLE IV.

         A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty Million (60,703,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, par value $.0001 per share, and Ten Million and Seven Hundred and Three Thousand (10,703,000) shares shall be Preferred Stock, par value $.0001 per share. Of the authorized shares of Preferred Stock, a total of Three Thousand (3,000) shares shall be designated Class A Preferred Stock ("Class A Preferred"), a total of Nine Million Five Hundred Thousand (9,500,000) shares shall be designated Class B1 Preferred Stock ("Class B1 Preferred") and a total of One Million Two Hundred Thousand (1,200,000) shares shall be designated Class B2 Preferred Stock ("Class B2 Preferred," and together with the Class B1 Preferred, the "Class B Preferred").

                  The Board of Directors is further authorized to decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall


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resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such.

         B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class A Preferred and Class B Preferred are as set forth below in this
Article IV(B).

         1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in an amount equal to such dividend as is declared on the Common Stock multiplied by the number of shares of Common Stock into which the Class A Preferred Stock, Class B1 Preferred Stock and Class B2 Preferred Stock, respectively, are then convertible. All dividends declared on the Preferred Stock shall be paid prior to any payment of dividends on the Common Stock. All such dividends shall be non-cumulative, shall be payable first to all holders of Preferred Stock pro-rata in preference to Common Stock with no Common Stock to receive any such dividend in preference to any other such class, and shall be payable out of such funds as are legally available therefor.

         2. Liquidation Preference. Subject to the provisions of Section 2(c) below, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions to the stockholders of the Corporation shall be made in the following manner:

                  (a) Amount of Preferred Liquidation Preference. The holders of the Class B1 Preferred and Class B2 Preferred shall be entitled to receive upon any Liquidation, prior and in preference to any distribution or payment to the holders of Class A Preferred or Common Stock, an amount equal to the sum of (1) the amount of $5.50 (the "Class B1 Original Purchase Price") for each share of Class B1 Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to all declared but unpaid dividends on such respective shares (the "Class B1 Preferential Amount") and (2) the amount of $5.00 (the "Class B2 Original Purchase Price") for each share of Class B2 Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to all declared but unpaid dividends on such respective shares (the "Class B2 Preferential Amount" and collectively with the Class B1 Preferential Amount, the "Class B1 and Class B2 Preferential Amounts"). If upon any Liquidation, the assets and funds of the Corporation legally available for distribution hereunder shall be insufficient to permit the payment of the Class B1 and Class B2 Preferential Amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Class B1 Preferred and Class B2 Preferred in such a manner that the amount to be distributed to each holder of Class B1 Preferred and Class B2 Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the sum obtained by adding (w) the product obtained by multiplying the number of shares of Class B1 Preferred then held by the holder by the Class B1 Preferential Amount and (x) the product obtained by multiplying the number of shares of Class B2 Preferred then held by the holder by the Class B2 Preferential Amount, and the denominator of which shall be the sum obtained by adding (y) the product obtained by multiplying the total then outstanding number of shares of Class B1

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Preferred by the Class B1 Preferential Amount and (z) the product obtained by multiplying the total then outstanding number of shares of Class B2 Preferred by the Class B2 Preferential Amount.

                           After payment in full of the Class B1 and Class B2
Preferential Amounts, the holders of the Class A Preferred shall be entitled to receive, prior and in preference to any distribution or payment to the holders of the Common Stock, an amount equal to the sum of (1) the amount of $1,000.00 (the "Class A Original Purchase Price") for each share of Class A Preferred then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (2) all declared but unpaid dividends on the Class A Preferred (collectively, the "Class A Preferential Amount").

                           If the assets and funds available for distribution
among the holders of the Class A Preferred shall be insufficient to permit the full payment to such holders of the Class A Preferential Amount, then the entire amount of the assets and funds of the Corporation legally available for distribution after payment of the Class B1 and Class B2 Preferential Amounts shall be distributed ratably among the holders of Class A Preferred in such a manner that the amount to be distributed to each holder of Class A Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Class A Preferred then held by the holder and the denominator of which shall be the total then outstanding number of shares of Class A Preferred.

                  (b) Distribution After Payment of Preferred Liquidation Preference. After payment has been made to the holders of Preferred Stock of the full preferential amounts set forth in Section 2(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common Stock.

                  (c) Deemed Liquidation.

                           (i) Notwithstanding Section 2(a) above, in the event
of (A) a sale of all or substantially all of the assets of the Corporation or
(B) any merger or consolidation of the Corporation unless the Corporation's stockholders of record as constituted immediately prior to such merger or consolidation will, immediately after such merger or consolidation hold greater than fifty percent (50%) of the voting power of the surviving or successor entity to the business of the Corporation (any of which, a "Deemed Liquidation"), the holders of Class A Preferred, Class B1 Preferred and Class B2 Preferred shall be entitled to receive, before any distribution or payment is made upon the Common Stock, the Class A Preferential Amount and Class B1 and Class B2 Preferential Amounts, as applicable. If upon any Deemed Liquidation, the assets and funds of the Corporation legally available for distribution shall be insufficient to permit the payment to the holders of the then outstanding shares of Preferred Stock of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock in such a manner that the amount distributed to each holder of Preferred Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the sum obtained by adding (u) the product obtained by multiplying the number of shares of Class A Preferred held by the holder by the Class A Preferential Amount,

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(v) the product obtained by multiplying the number of shares of Class B1
Preferred then held by the holder by the Class B1 Preferential Amount and (w) the product obtained by multiplying the number of shares of Class B2 Preferred then held by the holder by the Class B2 Preferential Amount, and the denominator of which shall be the sum obtained by adding (x) the product obtained by multiplying the total then outstanding number of shares of Class A Preferred by the Class A Preferential Amount, (y) the product obtained by multiplying the total then outstanding number of shares of Class B1 Preferred by the Class B1 Preferential Amount and (z) the product obtained by multiplying the total then outstanding number of shares of Class B2 Preferred by the Class B2 Preferential Amount.

                           (ii) In any of such events, if the consideration
received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (A) Securities not subject to investment
letter or other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                    (B) Securities subject to investment letter
or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                               (iii) In the event the holders of Preferred Stock
are unable to receive their preferential amounts in accordance with the requirements of this Section 2(c), this Corporation shall forthwith either:

                                    (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                    (B) cancel such transaction, in which event
the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                               (iv) The Corporation shall give each holder of
record of Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and

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conditions of the impending transaction, the provisions of this Section 2, and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation pursuant to this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock (on an as-converted basis).

         3.   Redemption.

                  (a) Redemption of Class B Preferred.

                               (i)  In the event that prior to the fifth
anniversary of the date of initial issuance of the Class B Preferred (the "Class B Anniversary Date"), the Corporation has not consummated either (i) a Qualified Offering (as defined in Section 4(b) below) or (ii) a sale of all or substantially all of the assets of the Corporation or any merger or consolidation of the Corporation after which the Corporation's stockholders of record as constituted immediately prior to such merger or consolidation will, immediately after such merger or consolidation, hold less than fifty percent (50%) of the voting power of the surviving or successor entity to the business of the Corporation (a "Change of Control"), then upon receipt within sixty (60) days following the Class B Anniversary Date of the written request (the "Class B Redemption Request") of the holders of not less than two-thirds of the then outstanding shares of Class B Preferred, the Corporation shall redeem all of the Class B Preferred Stock outstanding on the Class B Redemption Date (as defined in Section 3(a)(ii)), up to the maximum amount this Corporation may lawfully redeem out of funds legally available therefor. The Corporation shall pay in cash therefor an amount per share of Class B1 Preferred equal to the Class B1 Redemption Price and an amount per share of Class B2 Preferred equal to the Class B2 Redemption Price (each as defined in Section 3(a)(iv)).

                               (ii) Within thirty (30) days of the receipt by
the Corporation of the Class B Redemption Request, the Corporation shall mail, first class postage prepaid, written notice (the "Class B Notice of Redemption") to each holder of record (at the close of business on the business day preceding the day on which notice is given) of Class B Preferred and Class A Preferred, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation, for the purpose of notifying such holder of the redemption to be effected. The Class B Notice of Redemption shall specify a date (the "Class B Redemption Date") between thirty (30) and sixty (60) days after the mailing of the Class B Notice of Redemption on which the Class B Preferred then outstanding shall be redeemed and the place at which payment may be obtained, which shall be the principal offices of the Corporation or such other place as shall be mutually agreeable to the Corporation and the holders of not less than a majority of the Class B Preferred. The Class B Notice of Redemption shall call upon each holder of Class B Preferred, at such holder's option, either (i) to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed or (ii) to convert such Class B Preferred into Common Stock prior to the Class B Redemption Date in accordance with the provisions of
Section 4 below.


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                               (iii) On the  Class B  Redemption  Date, the
Corporation shall pay by cash or check to the order of the person whose name appears on the certificate or certificates of the Class B1 Preferred or Class B2 Preferred that (i) shall not have been converted pursuant to Section 4 hereof and (ii) shall have been surrendered to the Corporation in the manner and at the place designated, the Class B1 Redemption Price or Class B2 Redemption Price, as applicable, and thereupon each surrendered certificate shall be cancelled.

                               (iv) The Class B1 Redemption Price shall be equal
to the greater of (A) the Class B1 Preferential Amount or (B) the Fair Market Value (as defined below) of the shares of Common Stock that would be received upon conversion of each share of Class B1 Preferred in accordance with the provisions of Section 4 below. The Class B2 Redemption Price shall be equal to the greater of (A) the Class B2 Preferential Amount or (B) the Fair Market Value (as defined below) of the shares of Common Stock that would be received upon conversion of each share of Class B2 Preferred in accordance with the provisions of Section 4 below.

                               (v) All shares of Class B Preferred shall be
redeemed before any shares of Class A Preferred are redeemed pursuant to Section 3(b) below. If the funds of the Corporation legally available for redemption of the Class B Preferred are insufficient to redeem the total shares of Class B Preferred outstanding on the Class B Redemption Date, the Corporation shall allocate those funds which are legally available for redemption in such a manner so that the Corporation redeems the maximum possible number of whole shares of Class B Preferred ratably among the holders thereof based upon the respective redemption amounts due each holder of Class B Preferred. The shares of Class B Preferred not so redeemed shall remain outstanding and shall be entitled to all the powers, preferences and rights provided for herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Class B Preferred, such funds will immediately be used to redeem the balance of the shares of the Class B Preferred which the Corporation has become obligated to redeem on the Class B Redemption Date but which it has not redeemed, and shall be allocated in accordance with this Section 3(a).

                               (vi) From and after the Class B Redemption Date,
unless there shall have been a default in payment of the Class B1 Redemption Price or the Class B2 Redemption Price, in which case all rights shall survive until so paid, all rights of the holders of Class B Preferred (except the right to receive the Class B1 Redemption Price or the Class B2 Redemption Price subsequent to the Class B Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                               (vii) For purposes of this Section 3, Fair Market
Value shall mean the fair value of 100% of the outstanding Common Stock of the Corporation (on a fully diluted, as converted basis, including, without limitation, the shares of Common Stock into which all shares of Preferred Stock outstanding immediately prior to the Class B Redemption Date and the Class A Redemption Date (as defined below) could be converted at the applicable Conversion Rate then in effect), based upon the sale of the Corporation as a going concern to a strategically motivated, financially able and unaffiliated third party buyer, without any discount for the nonliquidity or minority ownership of the Common Stock, as determined by a qualified independent investment banker (an "Investment Banker") agreed to by the Corporation on the one hand and the holders of a majority of the

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outstanding shares of Preferred Stock on the other hand. If the Corporation, on the one hand, and the holders of a majority of the outstanding shares of Preferred Stock, on the other hand, cannot agree on a mutually acceptable Investment Banker within forty-five (45) days prior to the Class B Redemption Date, each of the Corporation, on the one hand, and such holders, on the other hand, shall select an investment banker and such investment bankers shall within three (3) days appoint a mutually acceptable third Investment Banker which shall compute Fair Market Value and such computation shall be binding. Notwithstanding anything in paragraph (a) above to the contrary, an election to redeem shares of Class B Preferred or Class A Preferred need not be made until ten (10) days after the final and binding computation of Fair Market Value has been made, and any election to redeem made on or before such tenth day shall be deemed to have been timely made pursuant to paragraph (i) above (any election or notice prior to such final election being revocable). The Corporation shall bear all costs and expenses of the determination of Fair Market Value.

                  (b) Redemption of Class A Preferred.

                               (i)  In the event  that prior to  Class B
Anniversary Date, the Corporation has not consummated either a Qualified Offering (as defined in Section 4(b) below) or a Change of Control, then upon receipt within sixty (60) days of the Class B Anniversary Date of the written request (the "Class A Redemption Request") of the holders of not less than two-thirds of the then outstanding shares of Class A Preferred, the Corporation shall redeem all of the Class A Preferred Stock outstanding on the Class A Redemption Date (as defined in Section 3(b)(ii)), up to the maximum amount this Corporation may lawfully redeem out of funds legally available therefor. The Corporation shall pay in cash therefor an amount per share of Class A Preferred equal to the Class A Redemption Price (as defined in Section 3(b)(iv)).

                               (ii) Within thirty (30) days of the receipt by
the Corporation of the Class A Redemption Request, the Corporation shall mail, first class postage prepaid, written notice (the "Class A Notice of Redemption") to each holder of record (at the close of business on the business day preceding the day on which notice is given) of Class A Preferred and Class B Preferred, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation, for the purpose of notifying such holder of the redemption to be effected. The Class A Notice of Redemption shall specify a date (the "Class A Redemption Date") between thirty (30) and sixty (60) days after the mailing of the Class A Notice of Redemption on which the Class A Preferred then outstanding shall be redeemed and the place at which payment may be obtained, which shall be the principal offices of the Corporation or such other place as shall be mutually agreeable to the Corporation and the holders of not less than a majority of the Class A Preferred. The Class A Notice of Redemption shall call upon each holder of Class A Preferred, at such holder's option, either (i) to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed or (ii) to convert such Class A Preferred into Common Stock prior to the Class A Redemption Date in accordance with the provisions of
Section 4 below. Notwithstanding the foregoing, in no event will the "Class A Redemption Date" be a date earlier than the Class B Redemption Date.

                               (iii) On the Class A Redemption Date, the
Corporation shall pay by cash or check to the order of the person whose name appears on the certificate or certificates of the Class A Preferred that (i) shall not have been converted pursuant to Section 4 hereof and (ii) shall have been

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surrendered to the Corporation in the manner and at the place designated, the
Class A Redemption Price, and thereupon each surrendered certificate shall be cancelled.

                               (iv) The Class A Redemption Price shall be equal
to the greater of (A) the Class A Preferential Amount or (B) the Fair Market Value (as defined above) of the shares of Common Stock that would be received upon conversion of each share of Class A Preferred in accordance with the provisions of Section 4 below.

                               (v) No shares of Class A Preferred may be
redeemed until all shares of Class B Preferred have been redeemed if the holders of Series B Preferred have elected to be redeemed in accordance with Section 3(a). If the funds of the Corporation legally available for redemption of the Class A Preferred are insufficient to redeem the total shares of Class A Preferred outstanding on the Class A Redemption Date, the Corporation shall allocate those funds which are legally available for redemption in such a manner so that the Corporation redeems the maximum possible number of whole shares of Class A Preferred ratably among the holders thereof based upon the respective redemption amounts due each holder of Class A Preferred. The shares of Class A Preferred not so redeemed shall remain outstanding and shall be entitled to all the powers, preferences and rights provided for herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Class A Preferred, such funds will immediately be used to redeem the balance of the shares of the Class A Preferred which the Corporation has become obligated to redeem on the Class A Redemption Date but which it has not redeemed, and shall be allocated in accordance with this Section 3(b).

                               (vi) From and after the Class A Redemption Date,
unless there shall have been a default in payment of the Class A Redemption Price, in which case all rights shall survive until so paid, all rights of the holders of Class A Preferred (except the right to receive the Class A Redemption Price subsequent to the Class A Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of the Class A Preferred, by dividing the Class A Original Purchase Price by the Class A Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, (ii) in the case of the Class B1 Preferred, by dividing the Class B1 Original Purchase Price by the Class B1 Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion and (iii) in the case of the Class B2 Preferred, by dividing the Class B2 Original Purchase Price by the Class B2 Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Class A Conversion Price per share for shares of Class A Preferred Stock shall be $0.4703, the initial Class B1 Conversion Price per share for

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shares of Class B1 Preferred Stock shall be the Class B1 Original Purchase
Price, and the initial Class B2 Conversion Price per share of Class B2 Preferred Stock shall be the Class B2 Original Purchase Price; the Class A Conversion Price, the Class B1 Conversion Price and the Class B2 Conversion Price shall be referred to collectively as the "Conversion Prices"); provided, however, that each such Conversion Price shall be subject to adjustment as set forth in subsection 4(d) hereof.

                  (b) Automatic Conversion. Each share of Class A Preferred and Class B Preferred shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Class A Preferred and Class B Preferred immediately upon the earlier of (i) (except as provided below in subsection 3(c)), the closing of the Corporation's sale of its Common Stock in an underwritten public offering on form S-1 or SB-2 (or successor forms) under the Securities Act of 1933, as amended (the "Act"), yielding net proceeds to the Corporation in excess of twenty-five million dollars ($25,000,000) at a per share price of at least $10.50 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) (a "Qualified Offering") and (ii) the date specified upon the election to convert all Class A Preferred and Class B Preferred, as the case may be, into Common Stock by holders of at least a majority, as applicable, of the then outstanding shares of Class A Preferred or Class B Preferred, voting on an as-converted basis at a duly held meeting or by written consent or other agreement.

                  (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, or deliver an appropriate indemnity agreement, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d) Conversion Price Adjustments of Preferred Stock for Certain Splits and Combinations. The number and kind of securities issuable upon the conversion of the Preferred Stock and the respective Conversion Prices shall be subject to adjustment from time to time in accordance with the following provisions:

                               (i)  Certain Definitions.  For purposes of this
Section 4:


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                                    (A) The term "Additional Shares of Common
Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to paragraph (vii) of this Section 4(d), after the date of this Second Amended and Restated Certificate of Incorporation except (1) shares of Common Stock issuable upon conversion of, or distributions with respect to, the Class A Preferred issued by the Corporation, (2) shares of Common Stock issuable upon conversion of, or distributions with respect to, the Class B Preferred issued by the Corporation, (3) up to 3,250,000 shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Common Stock issuable upon the exercise of options granted to officers, directors, consultants and employees of the Corporation under stock option plans approved by the Board of Directors and the stockholders of the Corporation ("Employee Plan Options"), (4) up to 150,000 shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) issued to (or issuable upon the exercise of warrants granted to) equipment lessors or financial institutions, (5) 1,167,422 shares of Common Stock issuable upon the exercise of options (other than those provided in (3) above) and warrants outstanding on the date of the initial issuance of the Class B Preferred, and (6) up to 100,000 shares of Common Stock issued (or issuable upon the exercise of warrants granted) with the approval of the Board of Directors of the Corporation to existing option or warrant holders in return for their agreeing to modify their existing rights.

                                    (B) The term "Common Stock" shall be deemed
to mean the Common Stock, $.0001 par value, and the stock of the Corporation of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount. For purposes of this definition, the Common Stock shall not include the Preferred Stock.

                                    (C) The term "Convertible Securities" shall
mean any evidence of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                                    (D) The term "Options" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                               (ii) Reorganization;   Reclassification.   In
the event of a reorganization, share exchange, or reclassification, other than a Deemed Liquidation, a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in subsection (iv) or
(v) below, each share of Preferred Stock shall, after such reorganization, share exchange or reclassification, be convertible into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Preferred Stock immediately prior to such reorganization, share exchange, or reclassification.

                               (iii) Consolidation,  Merger.  Without limiting
the provisions of Section (ii) above, in the event of a merger or consolidation to which the Corporation is a party (other than a Deemed Liquidation), each share of Preferred Stock shall, after such merger or consolidation, be convertible into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Preferred Stock immediately prior to such consolidation or merger.

                               (iv) Subdivision or Combination of Shares. In
case outstanding shares of Common Stock shall be subdivided, the Conversion Prices shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the Conversion Prices shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

                               (v)  Stock  Dividends.  In case shares of Common
Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the Conversion Prices shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the Conversion Prices in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock on an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. For purposes of the formula expressed in this
Section 4(d)(v), all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion (at the Conversion Prices in effect immediately before such determinations) of the Preferred Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock.

                               (vi) Issuance of Additional  Shares of Common
Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(vii) below) after the date of this Second Amended and Restated Certificate of Incorporation (other than as provided in the foregoing paragraphs 4(d)(ii), (iii), (iv) or (v)), for no consideration or for a consideration per share less than the respective Conversion Prices in effect on the date of and immediately prior to such issue, then in such event, the respective Conversion Prices shall be adjusted, concurrently with such issue, to those prices determined by multiplying each Conversion Price theretofore in effect by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issue, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For purposes of the formula expressed in this Section (vi), all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion (at the Conversion Prices in effect immediately before such determinations) of the Preferred Stock or outstanding Convertible Securities (including Convertible

Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock.

                               (vii) Deemed  Issue of  Additional  Shares of
Common Stock. In the event the Corporation at any time or from time to time after the date of this Second Amended and Restated Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (subject to the exceptions thereto) issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common stock are deemed to be issued:

                                    (A) no further adjustments in the Conversion
Prices shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities on the original terms therefor; and

                                    (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Prices computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such decrease or increase becoming effective, shall be recomputed to reflect such decrease or increase if it would result in a reduction of the Conversion Prices (provided, however, that no such adjustment of the Conversion Prices shall affect Common Stock previously issued upon conversion of the Preferred Stock).

                               (viii) Determination  of  Consideration. For
purposes of this Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property. Such consideration
shall:

                                            (i) insofar as it consists of cash,
be the aggregate amount of cash received by the Corporation; and

                                            (ii) insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of the issue, as determined by nationally reputable independent public accounting firm (an "Accounting Firm"), other than the accounting firm then engaged as the Corporation's independent auditors, agreed upon by the Corporation on the one hand and the holders of a majority of the outstanding shares of Preferred Stock on the other hand. If the Corporation on the one hand and the holders of a majority of the outstanding shares of Preferred Stock on the other hand cannot agree on a mutually acceptable Accounting Firm within 30 days of the date the adjustment is to be made to the Conversion Prices hereunder, each of the Corporation on the one hand and such holders on the other hand shall select an Accounting Firm and such Accounting Firms shall within 3 days appoint a mutually acceptable third Accounting Firm (other than the Accounting Firm then engaged as the Corporation's independent auditors) which shall compute the fair value of the consideration and such computation shall be final and binding. For purposes of determining the fair value, consideration in the nature of services shall be deemed of no value.

                                    (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (g) above, relating to Options and Convertible Securities, shall be the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Corporation upon the exercise of such Options and the conversion or exchange of such Convertible Securities (as the case may be), including the amounts received by the Corporation as consideration for the issue of such Options or Convertible Securities.

                               (ix) Other  Provisions  Applicable  to
Adjustment Under this Section. The following provisions will be applicable to the adjustments in Conversion Prices as provided in this Section 4:

                                    (A) Treasury  Shares.  The number of shares
of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation. For purposes of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall, unless otherwise set forth herein, be deemed to be an issuance thereof.

                                    (B) Notices of Adjustments. Whenever the
Conversion Prices are adjusted as herein provided, an officer of the Corporation shall compute the adjusted Conversion Prices in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Conversion Prices and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the record holders of the Preferred Stock.

                               (x)  Special Class B1 Conversion Price
Adjustment.

                                    (A) Notwithstanding  the other  provisions
of this Section 4(d) but subject to paragraph (D) below, in the event that on or prior to April 20, 2001, (i) the Corporation has not consummated its initial public offering at a price per share greater than or equal to $15.00 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) or (ii) a Liquidity Event has not occurred pursuant to which the per share consideration received in such Liquidity Event is greater than or equal to $15.00 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like), the initial Class B1 Conversion Price shall be adjusted to $5.00 (which is subject to further adjustment as set forth in Section (C) below).

For purposes of the foregoing, the amount of any consideration other than cash paid or payable in connection with a Liquidity Event shall be determined as provided in Section 4(d)(viii) hereof.

                           (B) A "Liquidity Event" means a bona fide offer by
the Corporation to acquire the outstanding shares of Class B1 Preferred (whether in connection with a bona fide direct offer made generally to all the holders of the Class B Preferred or negotiation for or consummation of a merger or consolidation of the Corporation or the sale of assets of the Corporation (provided that the net proceeds of any such asset sale shall be distributed promptly following such asset sale)).

                           (C) In the event that the initial Class B Conversion
Price is adjusted pursuant to this Section 4(d)(x), then, at such time, the adjusted Class B1 Conversion Price shall be further adjusted retroactively, but without duplication, for (i) any issuance of Additional Shares of Common Stock since the first issuance of Class B Preferred (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(vii) above) and
(ii) any event of the type set forth in Section 4(d)(iv) and (v) occurring since the time of the first issuance of the Class B1 Preferred Stock. This adjustment shall be made, without duplication, by applying to the adjusted Class B1 Conversion Price the provisions of subsections 4(d)(iv) through 4(d)(vii) as though such adjusted Conversion Price had been in effect at the time of the first issuance of Class B1 Preferred. The provisions of subsections 4(d)(ii) and 4(d)(iii) shall also be applied or reapplied, without duplication, as though the adjusted Conversion Price had been in effect at the time of the first issuance of Series A Preferred Stock.

                           (D) No adjustment to the Class B1 Conversion Price
shall be made pursuant to subsection (A) above if (i) with respect to an individual holder of Class B1 Preferred, there shall be a bona fide offer to the holders of the Class B1 Preferred (whether made directly to such stockholders or in the form of a merger or consolidation of the Corporation) to acquire their shares of Class B1 Preferred at a per share price of at least $15.00 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) and such stockholder does not approve or accept such a bona fide acquisition offer or (b) with respect to all holders of the Class B1 Preferred, if the holders of Class B Preferred are required to approve such transaction pursuant to Section 5(a) hereof or pursuant to applicable law and such stockholders do not approve such a bona fide offer.

         5.   Voting Rights.

                  (a) Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could then be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall vote together as a single class with holders of Common Stock and all series of Preferred Stock on all matters except as expressly required by law. Fractional votes shall not be permitted, and any fractional voting rights resulting from the right of any holder of Preferred Stock to vote on an as converted basis (after aggregating the shares into which all shares of Preferred Stock held such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of Preferred Stock shall have no separate class or series vote on any matter except as expressly required by law and except as follows:

                               (i)  Class A  Preferred.  The Corporation shall
not, without first obtaining the vote of more than 50% of the outstanding shares of Class A Preferred, voting together as a class:

                                    (A) declare or pay dividends on the Common
Stock (unless the Corporation has paid all dividends on the Preferred Stock) or repurchase any Common Stock (except for the repurchase of up to $1,000,000 annually of Common Stock or Common Stock equivalents held by former employees of the Corporation);

                                    (B) authorize or effect any liquidation or
winding up of the Corporation;

                                    (C) authorize or effect any sale of all or
substantially all of the assets of the Corporation or any merger or consolidation of the Corporation;

                                    (D) issue any equity security pari passu or
senior or superior in any manner to the Class A Preferred;

                                    (E) authorize the reclassification of any
outstanding shares of the Corporation's capital stock into shares having preference or priority as to dividends or assets senior to or on parity with the preference or priority of the Class A Preferred; or

                                    (F) amend the Corporation's Certificate of
Incorporation or Bylaws in a manner that adversely affects the rights of the Class A Preferred Stock.

                               (ii) Class B Preferred. The Corporation shall
not, without first obtaining the vote of more than 50% of the outstanding shares of Class B Preferred, with the Class B1 Preferred and Class B2 Preferred voting together as a single class (except that the Class B1 Preferred or Class B2 Preferred, as the case may be, shall vote separately as a sub-class with respect to any of the following actions in the event that such action affects such separate sub-class in a manner materially and adversely different from the other such sub-class):

                                    (A) declare or pay dividends on the Common
Stock (unless the Corporation has paid all dividends on the Preferred Stock) or repurchase any Common Stock (except for the repurchase of up to $1,000,000 annually of Common Stock or Common Stock equivalents held by former employees of the Corporation);

                                    (B) authorize or effect any liquidation or
winding up of the Corporation;

                                    (C) authorize or effect any sale of all or
substantially all of the assets of the Corporation or any merger or consolidation of the Corporation;

                                    (D) issue any equity security pari passu or
senior or superior in any manner to the Class B Preferred;

                                    (E) authorize the reclassification of any
outstanding shares of the Corporation's capital stock into shares having preference or priority as to dividends or assets senior to or on parity with the preference or priority of the Class B Preferred; or

                                    (F) amend the Corporation's Certificate of
Incorporation or Bylaws in a manner that adversely affects the rights of the Class B Preferred Stock.

                  (b) Election of Directors. For so long as twenty-five percent (25%) or more of the originally issued shares of the Class A Preferred remains outstanding, the holders of the outstanding Class A Preferred, voting separately as a class, shall be entitled to elect two (2) directors to the Board of Directors (the "Class A Directors"), and for so long as twenty-five percent (25%) or more of the originally issued shares of the Class B Preferred remains outstanding, the holders of the outstanding Class B Preferred, voting separately as a class, shall be entitled to elect two (2) directors to the Board of Directors (the "Class B Directors"). At any meeting held for the purpose of electing or removing directors, the presence in person or by proxy of the holders of a majority of the shares of Class A Preferred then outstanding shall constitute a quorum of the Class A Preferred for the purpose of electing or removing directors by holders of the Class A Preferred and the presence in person or by proxy of the holders of a majority of the shares of Class B Preferred then outstanding shall constitute a quorum of the Class B Preferred for the purpose of electing or removing directors by holders of the Class B Preferred. A vacancy in any directorship elected solely by the holders of the Class A Preferred or Class B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Class A Preferred or Class B Preferred, as the case may be. Any member of the Board of Directors elected solely by the holders of the Class A Preferred or Class B Preferred (i) may only be removed by the vote of the holders of not less than a majority of the shares of Class A Preferred or Class B Preferred Stock, as the case may be, voting thereon, and (ii) may call a meeting of the Board of Directors or the stockholders of the Corporation by notice to the president or any secretary of the Corporation.

                  (c) Other  Restrictions.  Without the consent of at least one
(1) Class A Director and one (1) Class B Director, the Corporation will not, and will not enter into any agreement to:

                               (i)  Incur any indebtedness in excess of
$1,000,000;

                               (ii) Approve any amendments to the Corporation's
stock option plans (other than clarifying amendments);

                               (iii) Engage,  directly or indirectly,  in any
loans, leases, contracts or other transactions with any director, officer, key employee or greater than ten percent (10%) stockholder of the Corporation, or any member of such person's immediate family, including the parents, spouse, children and other relatives of any such person or any affiliate of any of them;

                               (iv) Acquire stock or assets (by purchase, merger
or otherwise) of any third party for consideration in excess of $5,000,000; or

                               (v) Sell, transfer, lease, license or otherwise
dispose of all or substantially all of the assets of the Corporation.

         6. Status of Converted Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Second Amended and Restated Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         C. Rights, Preferences, Privileges and Restrictions of Common Stock. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock are as set forth below in this Article IV(C).

         1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 hereof.

         3. Redemption. The Common Stock is not redeemable.

         4. Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.

                                   ARTICLE V.

         The Board of Directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation in the manner provided in the bylaws of the Corporation.

                                   ARTICLE VI.

         To the fullest extent permitted by the DGCL as presently in effect or as it may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director.

                                  ARTICLE VII.

         The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.



                                      * * *

         The foregoing Fourth Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on March 17, 2000.


                                                    MEDSITE.COM, INC.




                                                    By: /s/ Sundeep Bhan
                                                    Sundeep Bhan, President



Attest:



/s/ Gregory W. Scott
Gregory W. Scott, Chief Financial Officer